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EXHIBIT 21

PHILLIPS-VAN HEUSEN SUBSIDIARIES

        The following table lists all of the subsidiaries of Phillips-Van Heusen Corporation and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation
BassNet, Inc.	Delaware
Calvin Klein, Inc.	New York
Calvin Klein (Europe), Inc.	Delaware
Calvin Klein (Europe II) Corp.	Delaware
Camisas Modernas, S.A.	Guatemala
Caribe M&I Ltd.	Cayman Islands
C.A.T. Industrial, S.A. de C.V.	Honduras
CD Group Inc.	Delaware
CK Service Corp.	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Cluett Peabody Resources Corporation	Delaware
Confecciones Imperio, S.A.	Costa Rica
G.H. Bass Caribbean LLC	Delaware
G. H. Bass Franchises Inc.	Delaware
GHB (Far East) Limited	Hong Kong
Izod.com Inc.	Delaware
Phillips-Van Heusen Canada, Inc.	Canada
Phillips-Van Heusen (Far East) Ltd.	Hong Kong
Phillips-Van Heusen Puerto Rico LLC	Delaware
PVH CK Stores, Inc.	Delaware
PVH Europe, Inc.	Delaware
PVH Foreign Holdings Corp.	Delaware
PVH Limited	United Kingdom
PVH Michigan, Inc.	Delaware
PVH Ohio, Inc.	Delaware
PVH Pennsylvania, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Corp.	Delaware
PVH Retail Management Company	Delaware
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
The IZOD Corporation	Pennsylvania

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PHILLIPS-VAN HEUSEN SUBSIDIARIES